Record Date: 10/31/2004
Determination Date: 11/09/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1999-1
Servicer’s Certificate

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	2.5500%	94,012,000.00	36,847,563.54	60,796.76	614,764.14	0.00	614,764.14	675,560.90	36,232,799.40
Factors per Thousand				0.64669149	6.53920925		6.53920925	7.18590074	385.40611199
M	3.0700%	2,888,000.00	1,130,039.87	2,244.73	18,905.65	0.00	18,905.65	21,150.38	1,111,134.22
Factors per Thousand				0.77726108	6.54627770		6.54627770	7.32353878	384.74176593
B	4.0500%	4,189,247.00	1,644,507.56	4,309.45	27,366.92	0.00	27,366.92	31,676.37	1,617,140.64
Factors per Thousand				1.02869322	6.53265849		6.53265849	7.56135172	386.02179342
Pool		101,089,247.00	39,622,110.97	67,350.94	661,036.71	0.00	661,036.71	728,387.65	38,961,074.26
Totals				0.66625227	6.53913972		6.53913972	7.20539198	385.41264691

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	78,301.20	(17,504.44)	60,796.76	2.5500%	0.00
M	2,891.10	(646.37)	2,244.73	3.0700%	0.00
B	5,550.30	(1,240.85)	4,309.45	4.0500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/09/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1999-1
Servicer’s Certificate

Schedule of Remittance

Aggregate Amount Received		945,425.73
Amount Available in the Spread Account		1,757,641.28
Interest Earnings on Spread Account		1,605.06
Letter of Credit Available Amount		5,496,103.23
Monthly Advances		0.00
(Servicing Fee) *		(33,952.64)
(Premium Protection Fee)		(37,439.58)
(Unreimbursed Monthly Advances)		0.00

	Available Funds	8,129,383.08

Bond Interest Distributed		67,350.94
Bond Principal Distributed		661,036.71
Escrow Fee		1,981.11
Specified Spread Account Requirement		1,804,616.69
Letter of Credit Available Amount		5,496,103.23
(Required for Spread Account)		0.00
Spread Excess Distributed to Spread Acct Depositor		98,294.40

		8,129,383.08

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		39,622,110.97
Aggregate Ending Principal Balance of Loans		38,961,074.26
Principal Prepayments (Number / Amount)	6	355,921.31
Curtailments		81,671.23
Excess and Monthly Payments		223,444.17
Recoveries on Previous Realized Losses		21,927.97
Interest Received		262,461.05
Amount of Monthly Advance		0.00
Compensating Interest		1,192.91
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,497,704.43
Specified Spread Account Requirement		1,804,616.69
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,902,911.09
LOC Available Amount as a percentage of Pool Principal Balance		14.11%
Excess Spread / Extra Interest	52,400.24	120,286.20
Weighted Average SBA Loan Interest Rate		6.6422%
Weighted Average Maturity		175.089
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$38,562.19

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/09/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1999-1
Servicer’s Certificate

Exhibit K

Outstanding Balance — Pool	38,961,074.26
# Accounts	301

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	151	21,930,177.06	56.287%
Delinquent 30-59 Days	3	970,942.16	2.492%
Delinquent 60-89 Days	3	390,468.04	1.002%
Delinquent 90-179	2	144,820.19	0.372%
Delinquent 180-719	2	121,764.54	0.313%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	161	23,558,171.99	60.466%

Outstanding Balance — Gross	112,086,929.95
# Accounts	301

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	151	61,706,151.31	55.052%
Delinquent 30-59 Days	3	1,974,103.65	1.761%
Delinquent 60-89 Days	3	1,255,235.55	1.120%
Delinquent 90-179	2	579,280.34	0.517%
Delinquent 180-719	2	487,057.71	0.435%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	161	66,001,828.56	58.885%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/09/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1999-1
Servicer’s Certificate

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class M	Class B	Pool
(ii)		392	391	393	392
(iii)		0	0	0	4
(iv)		0	0	0	1
(v)		0	0	0	2
(x) (a&b)	(i)	1	1	1	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	1	1
(x) (c&d)	(i)	7	7	7	7
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	0	0	0	0
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	7	7	7	7
(xii)		385	385	386	385

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Record Date: 10/31/2004
Determination Date: 11/09/2004
Distribution Date: 11/15/2004

Wachovia SBA Lending, Inc.
Series 1999-1
Servicer’s Certificate

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300